Exhibit 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 15, 2007 with respect to the financial statements of TradePoint Solutions, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of DemandTec, Inc. for the registration of shares of its common stock.

San Francisco, California	/s/ ERNST & YOUNG LLP
July 20, 2007